EXHIBIT 10.23

THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of September 22, 2017, is made by and among MAXIMUS, INC., a Virginia corporation (the “Borrower”), the several banks and other financial institutions and lenders party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement), as issuing bank (the “Issuing Bank”) and as Swingline Lender (the “Swingline Lender”), and MAXIMUS FEDERAL SERVICES, INC., a Virginia corporation (“MAXIMUS Federal”), MAXIMUS HUMAN SERVICES, INC., a Virginia corporation (“MAXIMUS Human”), MAXIMUS HEALTH SERVICES, INC., an Indiana corporation (“MAXIMUS Health”), PSI SERVICES HOLDING INC., a Delaware corporation (“PSI Holding”), POLICY STUDIES INC., a Colorado corporation (“PSI”), ACENTIA, LLC, a Maryland limited liability company (“Acentia”), OPTIMOS, LLC, a Maryland limited liability company (“Optimos”), 2020 COMPANY, LLC, an Illinois limited liability company (“2020”), ITSOLUTIONS NET GOVERNMENT SOLUTIONS, INC., a Maryland corporation (“ITSolutions Net Government”), ITSOLUTIONS NET, INC., a Delaware corporation (“ITSolutions”), INTERACTIVE TECHNOLOGY SOLUTIONS, LLC, a Maryland limited liability company (“ITS”), and ITEQ HOLDING COMPANY, inc., a Maryland corporation (“ITEQ,” and together with MAXIMUS Federal, MAXIMUS Human, MAXIMUS Health, PSI Holding, PSI, Acentia, Optimos, 2020, ITSolutions Net Government, ITSolutions and ITS, collectively, the “Subsidiary Loan Parties,” and individually, a “Subsidiary Loan Party,” and together with the Borrower, collectively, the “Loan Parties,” and individually, a “Loan Party”).
RECITALS
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Amended and Restated Revolving Credit Agreement, dated as of March 15, 2013, by and among the Borrower, the Lenders and the Administrative Agent, as amended by the First Amendment to Amended and Restated Revolving Credit Agreement, dated as of March 9, 2015, by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent, as amended by the Supplement and Joinder Agreement, dated as of March 9, 2015, by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent, as amended by the Second Amendment to Amended and Restated Revolving Credit Agreement, dated as of October 23, 2015, by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent (as further amended, supplemented, amended and restated or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms defined in the Credit Agreement and undefined herein shall have the same defined meanings when such terms are used in this Amendment;
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement as set forth below; and
WHEREAS, the Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions of this Amendment;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:
AGREEMENT

1.	Incorporation of Recitals. The Recitals hereto are incorporated herein by reference to the same extent and with the same force and effect as if fully set forth herein.
2.Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)Section 1.1 of the Credit Agreement is amended to add the following definitions, to appear in their appropriate alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Permitted Sale Leaseback” means any Sale Leaseback consummated by Borrower or any of its Subsidiaries; provided, that (a) no Event of Default shall exist immediately prior to, or after, giving effect to such Sale Leaseback, (b) the aggregate amount of Indebtedness secured by all Sale Leasebacks at any time does not exceed $40,000,000, and (c) either (i) the subject asset was acquired before the Third Amendment Effective Date and is listed in Appendix C to the Third Amendment or (ii) (x) the subject asset was acquired after the Third Amendment Effective Date and (y) the Indebtedness is incurred prior to or within 360 days after the acquisition or the completion of such subject asset.
“Sale Leaseback” means any transaction or series of related transactions pursuant to which Borrower or any of its Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.
“Specified Event of Default” means an Event of Default occurring under clause (a), (h), (i) or (j) of Section 8.1 or under clause (d) of Section 8.1 with respect to a breach of a covenant in Section 6 or 7 of this Agreement.
“Third Amendment” shall mean the Third Amendment to Amended and Restated Revolving Credit Agreement, dated as of September 22, 2017, by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.
“Third Amendment Effective Date” shall mean the Third Amendment Effective Date (as such term is defined in the Third Amendment).
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member

Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(b)Schedule I to the Credit Agreement is amended to read in its entirety as set forth in Appendix A attached hereto and made a part hereof.
(c)The last sentence of the definition of “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:
Notwithstanding the foregoing, the Applicable Margin from the Third Amendment Effective Date until the financial statements and Compliance Certificate for the Fiscal Quarter ending September 30, 2017, are required to be delivered shall be at Level I as set forth on Schedule I.
(d)The last sentence of the definition of “Applicable Percentage” set forth in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:
Notwithstanding the foregoing, the Applicable Percentage for the commitment fee from the Third Amendment Effective Date until the financial statements and Compliance Certificate for the Fiscal Quarter ending September 30, 2017, are required to be delivered shall be at Level I as set forth on Schedule I.
(e)The first sentence of the definition of “Defaulting Lender” set forth in Section 1.1 of the Credit Agreement is amended to delete the word “or” appearing before clause (d), add the following clause (e) to appear in proper alphabetical order and to immediately precede the proviso to such sentence:
, or (e) become the subject of a Bail-in Action
(f)The definition of “Fee Letter” set forth in Section 1.1 of the Credit Agreement and the usages of such term in the Credit Agreement are amended to include a reference to that certain fee letter, dated as of July 20, 2017, executed by SunTrust Robinson Humphrey, Inc. and SunTrust Bank and accepted by the Borrower on July 20, 2017.
(g)Schedule II to the Credit Agreement is amended to read in its entirety as set forth in Appendix B attached hereto and made a part hereof.
(h)The definition of “Revolving Commitment Termination Date” contained in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:
“Revolving Commitment Termination Date” shall mean the earliest of (i) September 22, 2022, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.9 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).
(i)Section 2.14(c) of the Credit Agreement is amended to read in its entirety as follows:
(c)    At the option of the Required Lenders, while a Specified Event of Default exists (or automatically after acceleration), the Borrower shall pay interest (“Default Interest”) with respect to all Eurocurrency Loans at the rate otherwise applicable for the then-current Interest Period plus an additional 2% per annum until the last day of such Interest Period plus any Mandatory Cost, and thereafter, and with respect to all Index Rate Loans and Base Rate Loans (including all Swingline Loans) and all other Obligations hereunder (other than Loans), at an all-in rate in effect for Base Rate Loans, plus an additional 2% per annum.
(j)The second sentence of Section 2.27(c) of the Credit Agreement is amended to read in its entirety as follows:
Subject to Section 10.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(k)Section 5.8 of the Credit Agreement is amended to add the following to the end of such Section:
If at any time any owned real property is pledged as Collateral and such real property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a "special flood hazard area" and flood insurance coverage is available under the National Flood Insurance Program, the applicable Loan Party (A) has obtained and will maintain, if available, flood hazard on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, the Federal Flood Disaster Protection Act and rules and regulations promulgated thereunder or as otherwise required by the Administrative Agent or any Lender, (B) furnish to the Administrative Agent evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof and (C) furnish to the Administrative Agent prompt written notice of any re-designation of any such real property into or out of a special flood hazard area.
(l)Section 5.12 of the Credit Agreement is amended to add the following to the end of such Section:
Notwithstanding anything herein to the contrary, if at any time real property is required to be pledged as Collateral, the applicable Loan Party shall not deliver, and the Administrative Agent shall not enter into, accept or record, any mortgage, deed of trust or like instrument in respect of such real property until (1) the date that occurs 45 days after the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (i) a completed flood zone determination from a third party vendor; (ii) if such real property is located in a "special flood hazard area", (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to the applicable Loan Party that flood insurance coverage is not available under the National Flood Insurance Program because the community does not participate in the National Flood Insurance Program and (B) evidence of the receipt by the applicable Loan Party of such notice(s); and (iii) if such notice is required to be provided to the Loan Party and flood insurance is available under the National Flood Insurance Program in the community in which such real property is located, evidence of flood insurance in such form, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, the Federal Flood Disaster Protection Act and rules and regulations promulgated thereunder or as otherwise required by the Administrative Agent or any Lender and (2) the Administrative Agent shall have received written confirmation from each Lender that flood insurance due diligence and flood insurance compliance has been completed by such Lender (such written confirmation not to be unreasonably conditioned, withheld or delayed).
(m)Section 6.1 of the Credit Agreement is amended to read in its entirety as follows:
Section 6.1.    Leverage Ratio. The Borrower will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 2017, a Leverage Ratio of not greater than 3.25:1; provided, however, the foregoing threshold shall be 3.75:1.00 for any fiscal quarter during which a Permitted Acquisition has been consummated (a “Trigger Quarter”), and for the next two succeeding fiscal quarters; provided, further, however, that the threshold shall return to 3.25:1 no later than the third fiscal quarter after such Trigger Quarter.
(n)Section 7.1(c) of the Credit Agreement is amended to read in its entirety as follows:
(c)    (i) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided, that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements or Permitted Refinancings thereof; provided further, that the aggregate principal amount of such Indebtedness does not exceed $25,000,000 at any time outstanding and (ii) Indebtedness of the Borrower or any Subsidiary arising out of Permitted Sale Leasebacks, including Capital Lease Obligations;
(o)Clause (iii) of Section 7.5 of the Credit Agreement is amended to read in its entirety as follows:
(iii) other Restricted Payments made by the Borrower, provided, that such other Restricted Payments may only be made if either at the time of declaration or payment (x) no Default or Event of Default has occurred and is continuing and (y) after giving pro forma effect to such Restricted Payment and the incurrence of any Indebtedness in connection therewith, the Borrower would be in compliance with the financial covenants set forth in Sections 6.1 and 6.2 and
(p)Clause (ii) of Section 7.6(d) of the Credit Agreement is amended to read in its entirety as follows:
(ii) a Permitted Sale Leaseback;
(q)Section 7.9 of the Credit Agreement is amended to read in its entirety as follows:

Section 7.9.    Sale and Leaseback Transactions. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Sale Leaseback, except a Permitted Sale Leaseback.
(r)Section 10.1(a) of the Credit Agreement is amended to change the address for notices to the Administrative to read as follows:

To the Administrative Agent:        SunTrust Bank
3333 Peachtree Rd, NE, 8th Floor
Atlanta, GA 30326
Attention:    Shannon A. Offen
Director
Telecopy Number: (404) 439-7470

(s)Section 10.17 is hereby added to the Credit Agreement, to appear in proper numerical order, and to read as follows:
Section 10.17.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(t)Section 10.18 is hereby added to the Credit Agreement, to appear in proper numerical order, and to read as follows:
Section 10.18. MIRE Events. Each of the parties hereto acknowledges and agrees that, if any real property is Collateral at such time, any increase, extension or renewal of any of the Commitments or Loans (excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans or Swingline Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon): (1) the prior delivery of all flood zone determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such real property sufficient to evidence compliance with The National Flood Insurance Reform Act of 1994, the Federal Flood Disaster Protection Act and rules and regulations promulgated thereunder or as otherwise required by the Administrative Agent or any Lender and (2) the Administrative Agent shall have received written confirmation from each Lender that flood insurance due diligence and flood insurance compliance has been completed by such Lender (such written confirmation not to be unreasonably withheld, conditioned or delayed).
(u)Except as specifically modified by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed by the parties hereto and remain in full force and effect.
(v)Each of the Borrower, the other Loan Parties, the Administrative Agent and each Lender agrees that, as of and after the Third Amendment Effective Date (as hereinafter defined), each reference in the Loan

Documents to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended hereby.
3.Effectiveness of Amendment. This Amendment and the amendments contained herein shall become effective on the date (the “Third Amendment Effective Date”) when each of the conditions set forth below shall have been fulfilled to the satisfaction of the Administrative Agent:
(a)The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders party hereto (all of the foregoing, collectively, the “Modification Documents”).
(b)Before and after giving effect to this Amendment, no event shall have occurred and be continuing that constitutes an Event of Default, or that would constitute an Event of Default but for the requirement that notice be given or that a period of time elapse, or both.
(c)Before and after giving effect to this Amendment, all representations and warranties of the Borrower contained in the Credit Agreement, and all representations and warranties of each other Loan Party in each Loan Document to which it is a party, shall be true and correct at the Third Amendment Effective Date as if made on and as of such Third Amendment Effective Date, or, to the extent such representations or warranties are expressly stated to be made as of a particular date, such representations and warranties are true and correct as of such date.
(d)The Borrower shall have delivered to the Administrative Agent (1) either certified copies of any amendments to the articles or certificate of incorporation, formation or organization, bylaws, partnership certificate or operating agreement of the Borrower and each other Loan Party since the date of the Credit Agreement or, as applicable, the joinder of a Loan Party to the Loan Documents or a certificate that the organizational documents of the Borrower or such Loan Party have not changed since such date, (2) a certificate of incumbency for the officers or other authorized agents, members or partners of the Borrower and each other Loan Party executing this Amendment, the other Modification Documents and the other Loan Documents related hereto and (3) such additional supporting documents as the Administrative Agent or counsel for the Administrative Agent reasonably may request.
(e)The Administrative Agent (or its counsel) shall have received a favorable written opinion of Winston & Strawn LLP, special counsel to the Loan Parties, and favorable written opinions of local counsel to the Loan Parties, in each case, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, this Amendment, the other Modification Documents and the other documents required hereby and the transactions contemplated herein and therein as the Administrative Agent shall reasonably request.
(f)The Administrative Agent (or its counsel) shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, and in which the chief executive office of each such Person is located and in the other jurisdictions reasonably requested by the Administrative Agent, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted by Section 7.2 of the Credit Agreement or have been or will be contemporaneously released or terminated.
(g)No change shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect.
(h)All documents delivered pursuant to this Amendment and the other Modification Documents must be of form and substance satisfactory to the Administrative Agent and its counsel, and all legal matters incident to this Amendment and the other Modification Documents must be satisfactory to the Administrative Agent’s counsel.
(i)Payment by the Borrower in immediately available funds of the fees agreed to in the Fee Letter and the fees and expenses required to be paid by Section 10 of this Amendment.
(j)Intentionally deleted.
4.Amendment Only; No Novation; Modification of Loan Documents. Each of the Borrower and each other Loan Party acknowledges and agrees that this Amendment and the other Modification Documents only amend the terms of the Credit Agreement and the other Loan Documents and does not constitute a novation, and each of the Borrower and each other Loan Party ratifies and confirms the terms and provisions of, and its obligations under, the Credit Agreement and the other Loan Documents in all respects. Each of the Borrower and each other Loan Party acknowledges and agrees that each reference in the Loan Documents to any particular Loan Document shall be deemed to be a reference to such Loan Document as amended by this Amendment and the other Modification Documents. To the extent of a conflict between the terms of any Loan Document and the terms of this Amendment, the terms of this Amendment shall control.
5.No Implied Waivers. Each of the Borrower and each other Loan Party acknowledges and agrees that the amendments contained herein and the other Modification Documents shall not constitute a waiver, express or implied, of any Default, Event of Default, covenant, term or provision of the Credit Agreement or any of the other Loan Documents, nor shall they create any obligation, express or implied, on the part of the Administrative Agent or any other Lender to waive, or to consent to any amendment of, any existing or future Default, Event of Default or violation of any covenant, term or provision of the Credit Agreement or any of the other Loan Documents. The Administrative Agent and the Lenders shall be entitled to require strict compliance by the Borrower and the other Loan Parties with the Credit Agreement and each of the other Loan Documents, and nothing herein shall be deemed to establish a course of action or a course of dealing with respect to requests by the Borrower or any other Loan Party for waivers or amendments of any Default, Event of Default, covenant, term or provision of the Credit Agreement or any of the other Loan Documents.
6.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, the Lenders and the Administrative Agent and their respective successors and assigns.
7.No Further Amendments. Nothing in this Amendment, the other Modification Documents or any prior amendment to the Loan Documents shall require the Administrative Agent or any Lender to grant any further amendments to the terms of the Loan Documents. Each of the Borrower and each other Loan Party acknowledges and agrees that there are no defenses, counterclaims or setoffs against any of their respective obligations under the Loan Documents.
8.Representations and Warranties. All representations and warranties made by the Borrower and each other Loan Party in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents, and, to the extent such representations or warranties are expressly stated to be made as of a particular date, such representations and warranties are true and correct as of such date. Each of the Borrower and each other Loan Party represents and warrants to the Administrative Agent, the Lenders and the Issuing Bank that, after giving effect to the terms of this Amendment and the other Modification Documents, no Default has occurred and been continuing.
9.Intentionally Deleted.
10.Fees and Expenses. The Borrower agrees to pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the preparation and administration of this Amendment and the other Modification Documents.
11.Severability. Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
12.Governing Law. This Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York. THIS AMENDMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
13.Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy or by email, in pdf format), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.
14.Arrangers and Documentation Agents. Each of SunTrust Robinson Humphrey, Inc., and Bank of America, N.A., shall have the title “Joint Lead Arranger,” subject to the provisions of Section 9.10 of the Credit Agreement, and references in the Credit Agreement to “Arranger” shall be deemed to refer to each of such Persons. Each of HSBC Bank USA, N.A., and TD Bank, N.A., shall have the title “Documentation Agent,” subject to the provisions of Section 9.10 of the Credit Agreement.
15.Release. In accordance with Section 5.11 of the Credit Agreement, the Borrower has provided a written request to the Administrative Agent to release each of ITSOLUTIONS NET HOLDING CORP., a Delaware corporation, OPTIMUS CORPORATION, a Virginia corporation, and AVIEL SYSTEMS, INC., a Virginia corporation (collectively, the “Released Subsidiaries”), as a Subsidiary Loan Party under the Credit Agreement as each no longer qualifies as a Material Subsidiary. The Administrative Agent and the Lenders hereby release the Released Subsidiaries from their obligations under the Credit Agreement and agree that the Released Subsidiaries are no longer Subsidiary Loan Parties under the Credit Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Amended and Restated Revolving Credit Agreement to be duly executed by their respective duly authorized representatives all as of the day and year first above written.
BORROWER:
MAXIMUS, INC., a Virginia corporation
By:    /S/ Richard J. Nadeau
Name:    Richard J. Nadeau
Title:    CFO

SUBSIDIARY LOAN PARTIES:
MAXIMUS FEDERAL SERVICES, INC., a Virginia corporation

By:    /S/ Thomas D. Romeo
Name:    Thomas D. Romeo
Title:    President

MAXIMUS HUMAN SERVICES, INC., a Virginia corporation
By:    /S/ David R. Francis
Name:    David R. Francis
Title:    Secretary

MAXIMUS HEALTH SERVICES, INC., an Indiana corporation
By:    /S/ David R. Francis
Name:    David R. Francis
Title:    Secretary

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PSI SERVICES HOLDING INC., a Delaware corporation
By:    /S/ Ilene R. Baylinson
Name:    Ilene R. Baylinson
Title:    VP and Secretary

POLICY STUDIES INC., a Colorado corporation
By:    /S/ David R. Francis
Name:    David R. Francis
Title:    Secretary

ACENTIA, LLC, a Maryland limited liability company

By:    /S/ Richard J. Nadeau
Name:    Richard J. Nadeau
Title:    Treasurer and Secretary

OPTIMOS, LLC, a Maryland limited liability company

By:    /S/ Richard J. Nadeau
Name:    Richard J. Nadeau
Title:    Treasurer and Secretary

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2020 COMPANY, LLC, an Illinois limited liability company
By:    /S/ Richard J. Nadeau
Name:    Richard J. Nadeau
Title:    Treasurer and Secretary

ITSOLUTIONS NET GOVERNMENT SOLUTIONS, INC., a Maryland corporation

By:    /S/ Richard J. Nadeau
Name:    Richard J. Nadeau
Title:    Treasurer and Secretary

ITSOLUTIONS NET, INC., a Delaware corporation

By:    /S/ Richard J. Nadeau
Name:    Richard J. Nadeau
Title:    Treasurer and Secretary

INTERACTIVE TECHNOLOGY SOLUTIONS, LLC, a Maryland limited liability company

By:    /S/ Richard J. Nadeau
Name:    Richard J. Nadeau
Title:    Treasurer and Secretary

ITEQ HOLDING COMPANY, inc., a Maryland corporation

By:    /S/ Richard J. Nadeau
Name:    Richard J. Nadeau
Title:    Treasurer and Secretary

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ADMINISTRATIVE AGENT:

SUNTRUST BANK
as Administrative Agent, as Issuing Bank and as Swingline Lender
By:    /S/ Anika Kirs
Name:    Anika Kirs
Title:    Vice President

LENDERS:

SUNTRUST BANK
as Lender
By:    /S/ Anika Kirs
Name:    Anika Kirs
Title:    Vice President

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BANK OF AMERICA, N.A.
as Lender
By:    /S/ Enyinnaya Ukachi
Name:    Enyinnaya Ukachi
Title:    Vice President

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HSBC BANK USA, N.A.
as Lender
By:    /S/ Peter Martin
Name:    Peter Martin
Title:    Vice President

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TD BANK, N.A.
as Lender
By:    /S/ Uk-Sun Kim
Name:    Uk-Sun Kim
Title:    Senior Vice President

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BRANCH BANKING AND TRUST COMPANY
as Lender
By:    /S/ John K. Perez
Name:    John K. Perez
Title:    Senior Vice President

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FIFTH THIRD BANK
as Lender
By:    /S/ Tamara M. Dowd
Name:    Tamara M. Dowd
Title:    Director

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JPMORGAN CHASE BANK, N.A.,
as Lender
By:    /S/ Anthony Galea
Name:    Anthony Galea
Title:    Executive Director

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U.S. BANK NATIONAL ASSOCIATION
as Lender
By:    /S/ Mark Irey
Name:    Mark Irey
Title:    Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION
as Lender
By:    /S/ Nathan R. Rantala
Name:    Nathan R. Rantala
Title:    Managing Director

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CITIZENS BANK OF PENNSYLVANIA
as Lender
By:    /S/ Peggy Sanders
Name:    Peggy Sanders
Title:    Sr. Vice President

Appendix A
Schedule I
APPLICABLE MARGIN FOR THE REVOLVING LOANS AND
APPLICABLE PERCENTAGE

Pricing Level	Leverage Ratio	Applicable Margin for Eurocurrency Revolving Loans and Index Rate Revolving Loans	Applicable Margin for Base Rate Revolving Loans	Applicable Percentage for Commitment Fee
I	Less than 1.00:1	1.000% per annum	0.000% per annum	0.125% per annum
II	Greater than or equal to 1.00:1.00 but less than 1.50:1.00	1.250% per annum	0.250% per annum	0.175% per annum
III	Greater than or equal to 1.50:1.00 but less than 2.00:1.00	1.375% per annum	0.375% per annum	0.200% per annum
IV	Greater than or equal to 2.00:1.00 but less than 2.50:1.00	1.500% per annum	0.500% per annum	0.225% per annum
V	Greater than or equal to 2.50:1.00	1.750% per annum	0.750% per annum	0.275% per annum

Appendix B
Schedule II
REVOLVING COMMITMENT AMOUNTS

Lender	Revolving Commitment Amount
SunTrust Bank	$70,000,000
Bank of America, N.A.	$60,000,000
HSBC Bank USA, N.A.	$50,000,000
TD Bank, N.A.	$50,000,000
Branch Banking and Trust Company	$30,000,000
Fifth Third Bank	$30,000,000
JPMorgan Chase Bank, N.A.	$30,000,000
U.S. Bank National Association	$30,000,000
Wells Fargo Bank, National Association	$30,000,000
Citizens Bank of Pennsylvania	$20,000,000
Totals	$400,000,000

Appendix C
Existing Permitted Sale Leasebacks